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                                                                      EXHIBIT 99

                  WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER

      Each of the undersigned, the Chairman of the Board and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company's Annual Report on Form 10-K for the year ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  December 17, 2002


/s/ Dwight W. Decker
------------------------------
Dwight W. Decker
Chairman of the Board and
  Chief Executive Officer



/s/ Balakrishnan S. Iyer
------------------------------
Balakrishnan S. Iyer
Senior Vice President and
  Chief Financial Officer